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                                                                  Exhibit (9)(f)

                   ADDENDUM NO. 5 TO ADMINISTRATION AGREEMENT
                   ------------------------------------------

   This Addendum, dated as of                 , 1996, is entered into between
THE ARCH FUND, INC. (the "Fund"), a Maryland corporation, and BISYS FUND SERVICES OHIO, INC. ("BISYS Ohio"), an Ohio corporation formerly known as The Winsbury Service Corporation.

   WHEREAS, the Fund and BISYS Ohio have entered into an Administration Agreement dated as of October 1, 1993 as amended March 15, 1994, March 1, 1995, July 10, 1995 and September 29, 1995 (the "Administration Agreement"), pursuant to which the Fund appointed BISYS Ohio to act as Administrator for the Fund's ARCH Money Market, Treasury Money Market, Growth & Income Equity, Emerging Growth, Government & Corporate Bond, U.S. Government Securities, Balanced, International Equity, Short-Intermediate Municipal, Tax-Exempt Money Market, Missouri Tax-Exempt Bond and Kansas Tax-Exempt Bond Portfolios;

   WHEREAS, Section 10 of the Administration Agreement provides that no provision of the Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought; and

   WHEREAS, the Fund has notified BISYS Ohio that it has established three new portfolios, namely, the ARCH Equity Income, National Municipal Bond and Short-Intermediate Corporate Bond Portfolios (collectively, the "New Portfolios"), and that it desires to retain BISYS Ohio to act as the Administrator therefor, and BISYS Ohio has notified the Fund that it is willing to serve as Administrator for the New Portfolios.

   NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

   1. APPOINTMENT. The Fund hereby appoints BISYS Ohio to act as Administrator to the Fund for the New Portfolios for the period and on the terms set forth in the Administration Agreement. BISYS Ohio hereby accepts such appointment and agrees to render the services set forth in the Administration Agreement, for the compensation herein provided.

   2. COMPENSATION. For the services provided and expenses assumed pursuant to the Administration Agreement with respect to the Portfolios, the Fund will pay BISYS Ohio, as agent for itself, a monthly fee (in arrears) on the first business day of each month at the annual rates of .20%, .20% and .20% of the average daily net assets of the ARCH Equity Income, National





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Municipal Bond and Short-Intermediate Corporate Bond Portfolios, respectively.

   The fee attributable to each of The ARCH Equity Income, National Municipal Bond and Short-Intermediate Corporate Bond Portfolios shall be the obligation of that respective Portfolio and not of any other Portfolio of the Fund.

  3. TERMS. From and after the date hereof, the term "Portfolios" as used in the Administration Agreement shall be deemed to include the New Portfolios. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Administration Agreement.

  4. APPENDIX A. Appendix A to the Administration Agreement is hereby supplemented to read as set forth in Appendix A attached hereto.

  5. MISCELLANEOUS. Except to the extent supplemented hereby, the Administration Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

   IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                        THE ARCH FUND, INC.



                                        By: _______________________
                                            Jerry V. Woodham
                                            President



                                        BISYS FUND SERVICES OHIO, INC.



                                        By: _______________________
                                            Stephen G. Mintos
                                            Executive Vice President





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                                   APPENDIX A
                                     to the
                            ADMINISTRATION AGREEMENT

                                    between

                              THE ARCH FUND, INC.

                                      and

                    BISYS FUND SERVICES OHIO, INC. (formerly
                  known as The Winsbury Service Corporation)
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Money Market Portfolio (Trust Shares, Investor A Shares, Institutional Shares
and Investor B Shares)

Treasury Money Market Portfolio (Trust Shares, Investor A Shares and Institutional Shares)

Growth & Income Equity Portfolio (Trust Shares, Investor A Shares, Institutional and Investor B Shares)

Emerging Growth Portfolio (Trust Shares, Investor A Shares, Institutional and Investor B Shares)

Government & Corporate Bond Portfolio (Trust Shares, Investor A Shares, Institutional and Investor B Shares)

U.S. Government Securities Portfolio (Trust Shares, Investor A Shares, Institutional and Investor B Shares)

Balanced Portfolio (Trust Shares, Investor A Shares, Institutional and Investor B Shares)

International Equity Portfolio (Trust Shares, Investor A Shares, Institutional and Investor B Shares)

Short-Intermediate Municipal Portfolio (Trust Shares and Investor A Shares)

Tax-Exempt Money Market Portfolio (Trust Shares and Investor A Shares)

Missouri Tax-Exempt Bond Portfolio (Trust Shares, Investor A Shares and Investor B Shares)

Kansas Tax Exempt Bond Portfolio (Trust Shares, Investor A Shares and Investor B Shares)





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Equity Income Portfolio (Trust Shares, Investor A Shares, Institutional Shares
and Investor B Shares)

National Municipal Bond Portfolio (Trust Shares, Investor A Shares and Investor B Shares)

Short-Intermediate Corporate Bond (Trust Shares, Investor A Shares and Institutional Shares)